Exhibit 99.1

FOR IMMEDIATE RELEASE:

Investor Relations:	Media

Richard J. Vatinelle	Joele Frank, Wilkinson Brimmer Katcher
Vice President and Treasurer	Ed Trissel / Annabelle Rinehart
richardvatinelle@kemet.com	212-355-4449
954-766-2819

KEMET Announces Leadership Transition

William M. Lowe Appointed CEO and Member of the Board

Per-Olof Loof Resigns as CEO and Member of the Board

Gregory Thompson Appointed CFO

Company Reaffirms Guidance for Quarter Ending December 31, 2018
FORT LAUDERDALE, Fla., Dec. 20, 2018 -- KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today announced that William M. Lowe, Jr., who has served as Executive Vice President and Chief Financial Officer of the Company since 2008, has been appointed Chief Executive Officer and a member of the Company’s Board of Directors, effective immediately. Mr. Lowe succeeds Per-Olof Loof, who, in agreement with the Board, has resigned as Chief Executive Officer and as a member of the Board.
Mr. Loof’s departure follows an investigation overseen by certain independent members of the KEMET Board, with the assistance of an external law firm, of the facts and circumstances surrounding a consensual personal relationship between Mr. Loof and an employee of the Company and related actions which were inconsistent with the Company's policies. The alleged conduct did not relate to questions regarding the Company’s operations or the integrity of the Company’s financial statements. Mr. Loof will not receive any severance benefits.

“KEMET is committed to ensuring that the Company’s policies are upheld by all KEMET employees,” said Frank G. Brandenberg, Chairman of the Board. “The Board recognizes Mr. Loof's contributions to the Company's financial performance, as well as the establishment of an outstanding leadership team now to be led by Bill.”

Mr. Brandenberg continued, “Bill Lowe is a seasoned leader with a deep understanding of KEMET’s business and strategy, and a proven commitment to our investors, customers and employees. In addition to his extensive financial experience as CFO, Bill has meaningful operating expertise from his time as COO of Unifi. During his 10-year tenure as CFO at KEMET, the Company substantially improved both its operating results and balance sheet and delivered significant value to shareholders, including, most recently, through the initiation of a dividend program. Bill played a significant role in building KEMET into the successful company it is today and the Board is confident in his ability to lead the Company into its next phase of growth.”

Mr. Lowe, Chief Executive Officer of KEMET, said, “I am honored to serve as KEMET’s CEO during this important time in the Company’s history. As we enter the Company’s centennial year, we are well positioned to build on our track record of growth. I am confident that KEMET’s proven strategy, strong balance sheet and substantial free cash flow will enable us to capitalize on the many opportunities that lie ahead. In my new role as CEO, I look forward to continuing to work closely with the Board and management team to position KEMET for the next 100 years of excellence and deliver value for our stakeholders.”

On December 3, 2018, KEMET announced that Gregory Thompson will succeed Mr. Lowe as Executive Vice President and Chief Financial Officer, effective May 31, 2019. In connection with today’s announcement, the Company announced that Mr. Thompson has assumed the role of Executive Vice President and Chief Financial Officer, effective immediately. Mr. Thompson is an experienced public company CFO with deep global experience across several industries including electronics, chemicals, building products, medical equipment, manufacturing, technology software and services. As CEO, Mr. Lowe will work closely with Mr. Thompson to ensure a seamless transition.

During Mr. Loof’s almost 14 year tenure as KEMET’s CEO, the Company’s annual revenues almost tripled with profits improving from a loss to a $254 million profit with gross margins of 28.4% (all for the fiscal year ending March 31, 2018) and the Company expanded its product lines through the addition of the Film & Electrolytic and Magnetics, Sensors and Actuators business groups. Mr. Loof presided over the Company’s establishment of the industry’s only closed-pipe conflict-free vertically integrated tantalum supply chain, and oversaw a number of acquisitions, culminating in the 2017 purchase of TOKIN Corporation.

Guidance

Today, KEMET reaffirmed its financial forecast for the quarter ending December 31, 2018. The Company continues to expect sales to increase and be in the range of $350 million to $360 million and non-GAAP gross margin to increase and be in the range of 33.5% to 34.5%. An update to our financial performance and business outlook will be provided at our regularly scheduled quarterly earnings call on January 31, 2019.

About William M. Lowe, Jr.

Mr. Lowe has served as KEMET’s Executive Vice President and Chief Financial Officer since 2008, with responsibility for leading all aspects of KEMET’s financial activities, including accounting, reporting, internal controls, treasury, tax and investor relations. During his career with the Company, Mr. Lowe has overseen the Company's cost savings efforts, working capital and cash management, and was an integral part of the successful conclusion of the TOKIN acquisition last calendar year. Just recently Mr. Lowe lead the successful refinancing of the Company’s debt with financing through a bank group in Japan.

Prior to joining the Company, Mr. Lowe was the Vice President, Chief Operating Officer and CFO of Unifi, Inc., a producer and processor of textured synthetic yarns. Prior to holding that position, he was Executive Vice President and Chief Financial Officer for Metaldyne, an automotive components manufacturer. He also held various financial management positions with ArvinMeritor, Inc., a premier global supplier of integrated automotive components. Mr. Lowe previously served as a former board member of Holley Performance Products, Inc.

Mr. Lowe received his B.S. degree in business administration with a major in accounting from Tri-State University and is a Certified Public Accountant.

About Gregory Thompson

Mr. Thompson is an experienced public company CFO with deep global experience across several industries including electronics, chemicals, building products, medical equipment, manufacturing, technology software and services. He has 25 years of experience engaging to enhance shareholder value through strategy development, acquisition and divestiture initiatives, capital structure optimization and operational improvements while maintaining a focus on pragmatic risk management, prudent financial controls and fiscal discipline. From January 2008 to October 2016 Mr. Thompson served as EVP and CFO of Axiall Corporation, a $5 billion chemical manufacturer. Mr. Thompson has also served as SVP and CFO of Invacare Corporation, a $1.6 billion global leader in the manufacture and distribution of home and long-term care medical products, and SVP, CFO and Controller of Sensormatic Electronics Corporation, a $1.1 billion global manufacturer of electronic security products for retail loss prevention. Mr. Thompson received his B.S. in Accounting from Virginia Polytechnic Institute and State University and is a Certified Public Accountant.

About KEMET
The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.
Cautionary Statement on Forward-Looking Statements
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security, and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations; (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; (xxiv) volatility in our stock price.

3